Exhibit No. 23.1

CONSENT OF ACCOUNTANTS

September 28, 2012

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Catalyst Resource Group, Inc. - Form 10-K/A for the Fiscal Year ended December 31, 2011.

Dear Sir or Madame:

As Independent Registered Certified Public Accountants, we hereby consent to the incorporation by reference in this Form 10-K/A of our audited report on the Fiscal Year ended December 31, 2010 for Catalyst Resource Group, Inc. and to all references to our firm included in this report.

Sincerely,

/s/ M&K CPAS, PLLC

Certified Public Accountants